Exhibit 99.1

PRESS RELEASE

Contacts:

Joseph Jones (Media)	Richard Veldran (Investors/Analysts)
jonesjo@dnb.com	veldranr@dnb.com
973.921.5732	973.921.5863

D&B Announces 2007 Financial Guidance;

Expects to Deliver Continued Growth

•	Outlines Plans to Create $80 million to $85 million of Financial Flexibility in 2007

•	Reaffirms 2006 Full-Year Financial Guidance, Representing Sixth Consecutive Year of Strong Earnings Growth

•	Announces Dates for 2006 Year-End Earnings Release and Teleconference

Short Hills, NJ – January 9, 2007 — D&B (NYSE: DNB), the leading provider of global business information, tools and commercial insight, today announced its financial guidance for the 2007 full-year.

“D&B has a strong track record of meeting our financial guidance while driving significant levels of total shareholder return,” said D&B’s Chairman and CEO Steve Alesio. “For 2006, we expect to deliver our sixth consecutive year of strong earnings growth. And, for 2007, we intend to extend our momentum by delivering another year of solid growth and value creation.”

2007 Financial Guidance

D&B today issued the following 2007 full-year financial guidance:

•	Core revenue growth of 6 percent to 8 percent, before the effect of foreign exchange, all of which will be organic;

•	Operating income growth before non-core gains and charges of 8 percent to 10 percent;

PRESS RELEASE

•	Diluted EPS growth of 13 percent to 16 percent before non-core gains and charges;

•	Free cash flow of $310 million to $325 million. As a reminder, the Company’s free cash flow outlook excludes the impact of any payments made in connection with the Company’s legacy tax matters; and

•	Tax rate before non-core gains and charges of approximately 37 percent to 38 percent.

D&B does not provide guidance on a GAAP basis because D&B is unable to predict, with reasonable certainty, the future movement of foreign exchange rates or the future impact of non-core gains and charges, such as restructuring charges and legacy tax matters, which are a component of the most comparable financial measures calculated in accordance with GAAP. Non-core gains and charges are uncertain and will depend on several factors, including industry conditions, and could be material to D&B’s results computed in accordance with GAAP.

2007 Financial Flexibility Initiatives

An integral component of D&B’s Blueprint for Growth strategy is creating financial flexibility to fund investments for growth and to create shareholder value.

Through our Financial Flexibility Program, D&B continually and systematically seeks ways to improve our performance in terms of quality and cost.

Our 2007 Financial Flexibility Program is designed to significantly reduce the complexity of our business, a process that we anticipate continuing over the next several years. Specifically, in 2007, D&B will begin addressing complexity reduction and create financial flexibility through several initiatives including the following:

•	Organizational Design: this initiative is intended to improve the efficiency of how we are organized and how we operate as a business by addressing spans of control and organizational layers;

PRESS RELEASE

•	Product and Technology Complexity: this initiative is intended to simplify our product and technology environment by reducing product complexity and proliferation as well as eliminating and consolidating systems and technology infrastructure; and

•	Sales Force Effectiveness: this initiative is intended to improve our sales force tools, reduce the non-selling time of our sales force and enhance our new customer acquisition activities.

On an annualized basis, our 2007 Financial Flexibility Program is expected to create $80 million to $85 million of financial flexibility, of which approximately $60 million to $65 million will be generated in 2007, before any transition costs and restructuring charges and before any reallocation of savings generated by the initiatives. To implement these initiatives, D&B expects to incur transition costs of approximately $13 million to $15 million and non-core charges totaling $30 million to $35 million pre-tax. As a result of this reengineering program, we expect that approximately 400 positions will be eliminated globally.

The impact of our 2007 Financial Flexibility Program is reflected in our 2007 guidance. For additional detail concerning our 2007 Financial Flexibility Program, see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 9, 2007.

PRESS RELEASE

2006 Financial Guidance Reaffirmed; Fourth Quarter and Year-End 2006 Earnings Release and Teleconference Dates Announced

D&B today confirmed that it expects to meet its most recently disclosed financial guidance for 2006, issued as part of the company’s third quarter 2006 earnings release, based on preliminary 2006 results.

D&B’s 2006 fourth quarter and full-year results are scheduled to be released after the financial markets close on Thursday, February 1, 2007. A copy of the earnings release will be posted on D&B’s investor relations Web site at http://investor.dnb.com.

An earnings teleconference is scheduled for Friday, February 2, 2007, at 10:00 a.m. (Eastern Time). Steve Alesio, chairman and CEO of D&B, will host the call. Mr. Alesio’s remarks will be followed by a question-and-answer period.

A live Webcast of the teleconference can be accessed on D&B’s Investor Relations Web site and a replay will be available after the conclusion of the live call.

**************

About D&B

D&B (NYSE:DNB) is the world’s leading source of commercial information and insight, enabling companies to Decide with Confidence® for 165 years. D&B’s global commercial database contains more than 100 million business records. The database is enhanced by D&B’s proprietary DUNSRight® Quality Process, which transforms the enormous amount of data D&B collects daily into decision-ready insight. Through the D&B Worldwide Network – an unrivaled alliance of D&B and leading business information providers around the world – customers gain access to the world’s largest and highest quality global commercial business information database.

PRESS RELEASE

D&B partners with many of the world’s largest and most successful enterprises as well as mid-size companies and entrepreneurial start-ups. Customers use D&B Risk Management SolutionsTM to mitigate credit risk, increase cash flow and drive increased profitability; D&B Sales & Marketing SolutionsTM to increase revenue from new and existing customers; D&B E-Business SolutionsTM to convert prospects into clients faster by enabling business professionals to research companies, executives and industries; and D&B Supply Management SolutionsTM to generate ongoing savings through supplier consolidation, and to protect their businesses from supply chain disruption and serious financial, operational and regulatory risk. For more information, please visit www.dnb.com.

**************

Forward-Looking and Cautionary Statements

This press release, including, in particular, the section titled “2007 Financial Guidance,” contains projections of future results and other forward-looking statements that involve a number of trends, risks and uncertainties, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The following important factors could cause actual results to differ materially from those projected in such forward-looking statements.

•	D&B relies significantly on third parties to support critical components of its business model in a continuous and high-quality manner, including third-party data providers, strategic partners in its Worldwide Network, and outsourcing partners.

•	Demand for D&B’s products is subject to intense competition, changes in customer preferences and, to a lesser extent, economic conditions which impact customer behavior.

PRESS RELEASE

•	The profitability of D&B’s International segment depends on its ability to identify and execute on various initiatives, such as the implementation of subscription plan pricing and successfully managing its Worldwide Network, and to identify and contend with various challenges present in foreign markets, such as local competition and the availability of public records at no cost.

•	D&B’s ability to renew large contracts, the related revenue recognition and the timing thereof may impact its results of operations from period to period.

•	D&B’s results are subject to the effects of foreign economies, exchange rate fluctuations, legislative or regulatory requirements, such as the adoption of new or changes in accounting policies and practices, including pronouncements by the Financial Accounting Standards Board or other standard-setting bodies, and the implementation or modification of fees or taxes that we must pay to acquire, use, and/or redistribute data. In particular, D&B’s results have been, and may continue to be, significantly impacted by legislative changes affecting the fees charged by the Italian government to acquire and/or re-use data.

•	D&B’s solutions and brand image are dependent upon the integrity of its global database and the continued availability thereof through the Internet and by other means, as well as our ability to protect key assets, such as data center capacity.

•	D&B is involved in various tax matters and legal proceedings, the outcomes of which are unknown and uncertain with respect to the impact on D&B’s cash flow and profitability. See the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith, for a more detailed description of these matters.

•	D&B’s ability to successfully implement its Blueprint for Growth Strategy requires that it successfully reduce its expense base through its Financial Flexibility Program, and reallocate certain of the expense base reductions into initiatives that produce desired revenue growth.

PRESS RELEASE

•	D&B’s future success requires that it attract and retain qualified personnel in regions throughout the world.

•	D&B’s ability to repurchase shares is subject to market conditions, including trading volume in its stock, and its ability to repurchase securities in accordance with applicable securities laws.

•	D&B’s ability to acquire and successfully integrate other complementary businesses, products and technologies into its existing business, without significant disruption to its existing business or to its financial results.

•	D&B’s projection for free cash flow in 2007 is dependent upon its ability to generate revenue, its collection processes, customer payment patterns, the timing and volume of stock option exercises, the amount and timing of payments related to the tax and other matters and legal proceedings in which it is involved, as referenced above and as more fully described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and notes to the financial statements included therewith.

For a more detailed discussion of the trends, risks and uncertainties that may affect D&B’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, readers should review the Company’s most recent filings with the SEC, including the Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on its Web site at www.dnb.com and on the SEC’s web site at www.sec.gov. D&B cautions that the foregoing list of important factors is not complete and does not undertake any obligation to update any forward-looking statements.